POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Charles E. Jones, Jr., hereby appoints Michael Zylstra, Lawrence E. Hyatt and Noel Tippett, or any of them, to be the undersigned's true and lawful attorney, for him, and in his name, place and stead to execute, acknowledge, deliver and file, by mail, delivery service or electronically, Forms 3, 4 and 5 (including amendments to those forms) with respect to securities of Cracker Barrel Old Country Store, Inc. (the "Company") required to be filed with the Securities and Exchange Commission, national securities exchanges and the Company  pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations under that Act, granting to Michael Zylstra, Lawrence E. Hyatt or Noel Tippett full power and authority to perform all acts necessary to the completion of those purposes.

The undersigned agrees that the attorney-in-fact, Michael Zylstra, Lawrence E. Hyatt or Noel Tippett, may rely entirely on information furnished orally or in writing by the undersigned to any specified attorney-in-fact.  The undersigned also agrees to indemnify and hold the Company and the attorney-in-fact harmless against any losses, claims, damages or liabilities (or actions or proceedings in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to the attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating, defending against or resolving any such loss, claim, damage, liability or action.

The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named in this document.

The undersigned agrees and represents to those dealing with my attorney-in-fact, Michael Zylstra, Lawrence E. Hyatt or Noel Tippett, that this Power of Attorney is for indefinite duration and may be voluntarily revoked by me only by written notice to the specified attorney-in-fact, delivered by registered mail or certified mail, return receipt requested.

WITNESS THE EXECUTION OF THIS POWER on March 5, 2012.

                                                                             Charles E. Jones, Jr.